Exhibit 10.1

FORM OF
AMENDED AND RESTATED SUPPORT AGREEMENT

This AMENDED AND RESTATED SUPPORT AGREEMENT (this “Agreement”), dated as of June     , 2008, is entered into by and among L-1 Identity Solutions, Inc., a Delaware corporation (“Parent”), Dolomite Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and                                 (“Stockholder”).  Capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and Digimarc Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 23, 2008 (the “Original Merger Agreement”), pursuant to which, among other things, Parent would acquire the Company following the Spin-Off by means of a merger transaction, on the terms and subject to the conditions set forth in the Original Merger Agreement;

WHEREAS, concurrently with the execution of the Original Merger Agreement, Parent, Merger Sub and Stockholder entered into that certain Support Agreement, dated as of March 23, 2008 (the “Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Merger Sub are entering into an Amended and Restated Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides, among other things, for the Offer and the Merger;

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of                shares of Company Common Stock (such shares of Company Common Stock, together with any other shares of Company Common Stock acquired by Stockholder after the date hereof, being collectively referred to herein as the “Stockholder Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub desire to amend and restate the Support Agreement and have required that Stockholder enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

(a)           Stockholder Shares. Unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall (a) as promptly as practicable and in any event within ten (10) Business Days of the commencement of the Offer, validly tender all of the Stockholder Shares pursuant to and in accordance with the terms of the Offer, and (b) not withdraw any tendered Stockholder Shares from the Offer.

(b)           Company Restricted Stock and Company Stock Options. Notwithstanding anything to the contrary in Section 1(a), Stockholder shall not be required to tender any Stockholder Shares which (i) are Company Restricted Stock or subject to Company Stock Options and (ii) have not vested at the time Stockholder validly tenders all of the Stockholder Shares pursuant to Section 1(a)(i) (“Unvested Stockholder Shares”); provided, however, that as promptly as practicable and in any event on the Business Day on which any Unvested Stockholder Shares vest (or the next Business Day if the vesting date is no a Business Day), Stockholder shall validly tender all vested Stockholder Shares pursuant to and in accordance with the terms of the Offer.

2.               Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)           Authority.  Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  The execution, delivery and performance by Stockholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Stockholder and no further action on the part of Stockholder is necessary to authorize the execution and delivery by Stockholder of this Agreement or the performance by Stockholder of his obligations hereunder.  This Agreement has been duly executed and delivered by Stockholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

(b)           Consents and Approvals; No Violations.  Except for any required filings pursuant to federal and state securities Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the performance by Stockholder of his obligations under this Agreement, other than such consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of his obligations under this Agreement.  Neither the execution of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement to which the Stockholder is bound or is a party or any Law or order applicable to Stockholder, except for such breaches or violations as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of his obligations under this Agreement.

(c)           Ownership of Shares.  Stockholder owns, beneficially and of record, all of the Stockholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Parent and Merger Sub pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” Laws of the various states of the United States, collectively “Permitted Liens”).  Without limiting the foregoing, except for Permitted Liens, Stockholder has sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than Stockholder has any right to direct or approve the voting or disposition of any Stockholder Shares.  Except as set forth on Exhibit A hereto, as of the date hereof, Stockholder does not own, beneficially or of record, or have the right to acquire, any securities of the Company other than the Stockholder Shares.

(d)           Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Stockholder.

(e)           Reliance by Parent.  Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

(f)            Compliance with Support Agreement.  From March 23, 2008 to and including the date of this Agreement, Stockholder has complied in all respects with the terms and conditions of the Support Agreement.

3.     Representation and Warranties of Parent and Merger Sub.  Parent and Merger Sub jointly and severally represent and warrant to Stockholder as follows:

(a)           Authority.  This Agreement has been authorized by all necessary action on the part of each of Parent and Merger Sub and has been duly executed by a duly authorized officer of each of Parent and Merger Sub.

(b)           No Violations.  This Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by Parent and Merger Sub nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent or Merger Sub is bound or of any Law or order applicable to Parent or Merger Sub.

4.               Additional Covenants of the Stockholder.  Subject to Section 7(a) hereof, Stockholder hereby covenants and agrees that:

(a)           Voting.  From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, Stockholder shall vote all Stockholder Shares or, as appropriate, execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, (ii) in favor of the Restructuring and the Spin-Off (to the extent to be voted upon by the Company’s stockholders), (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Company Charter Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, materially delay, postpone or discourage the consummation of the Merger and (iv) against any Takeover Proposal.  Any such vote shall be cast (or consent shall be given) by Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

(b)           Irrevocable Proxy.  In order to secure the performance of such Stockholder’s obligations under this Agreement, by entering into this Agreement, such Stockholder hereby irrevocably grants a proxy appointing each executive officer of Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in his name, to vote, express consent or dissent, or otherwise to exercise all voting and related rights with respect to the Stockholder Shares at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, as specifically set forth in Section 4(a) as to the matters specified in Section 4(a).  The proxy granted by such Stockholder pursuant to this Section 4(b) shall be revoked upon termination of this Agreement in accordance with its terms and the provisions of Section 212(e) of the DGCL.  Such Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder Shares.

(c)           Restriction on Transfer; Proxies; Non-Interference.  From the date hereof until any termination of this Agreement in accordance with its terms, except as provided hereunder or under the Merger Agreement, such Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of Law), give, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition (as defined below)), or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Stockholder from performing any of his obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 4(c).  As used herein, the term “Constructive Disposition” means, with respect to any Stockholder Shares, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.  Any attempted transfer of the Stockholder Shares or any interest therein in violation of this Section 4(c) shall be null and void.  In furtherance of this Agreement, such Stockholder shall and hereby does authorize the Company and Merger Sub’s counsel to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of the Stockholder Shares); provided, however, that any such stop transfer restriction shall terminate upon the termination of this Agreement in accordance with its terms and, upon such event, Parent shall notify the Company’s transfer agent of such termination.  Notwithstanding anything herein to the contrary, in connection with the exercise of a Company Stock Option (cashless or otherwise), (A) Stockholder may sell Stockholder Shares in open market transactions in an amount necessary to satisfy the payment of any transaction costs and any tax liability incurred by Stockholder in connection with such exercise and (B) Stockholder may pledge Stockholder Shares as collateral for loans used to fund exercise of Company Stock Options.

(d)           No Solicitation.  Stockholder acknowledges and agrees that it has reviewed and understands Section 6.3 of the Merger Agreement and hereby agrees from the date hereof until the termination of this Agreement that it shall be bound by Section 6.3 of the Merger Agreement to the same extent as if Stockholder were bound by the Company’s obligations thereunder.

(e)           Appraisal Rights.  Stockholder agrees not to exercise any appraisal rights in respect of the Stockholder Shares which may arise with respect to the Restructuring, the Spin-Off or the Merger.

(f)            Legends.  If requested by Parent, Stockholder agrees to cause all certificates representing Stockholder Shares to bear a prominent legend stating that such Stockholder Shares are subject to the transfer, voting and other restrictions described in this Agreement.

5.               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in either Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares.  All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Stockholder Shares, except as otherwise specifically provided herein, or in the performance of the Stockholder’s duties or responsibilities as a stockholder of the Company.

6.               Termination.  This Agreement shall terminate on the first to occur of (a) the written consent of Parent, Merger Sub and Stockholder to terminate this Agreement, (b) the termination of the Merger Agreement in accordance with its terms (c) the acceptance by Parent or Merger Sub of all tendered Stockholder Shares in the Offer and (d) the Effective Time.  Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for fraud or any willful breach of this Agreement and (ii) the provisions of this Section 6 and Section 7 of this Agreement shall survive any termination of this Agreement.

7.               Miscellaneous.

(a)           Action in Stockholder Capacity Only.  The parties acknowledge that this Agreement is entered into by Stockholder in his capacity as owner of the Stockholder Shares and that nothing in this Agreement shall in any way restrict or limit any director or officer of the Company from taking any action in his capacity as a director or officer of the Company that is necessary for him to comply with his fiduciary duties as a director or officer of the Company, including, without limitation, participating in his capacity as a director of the Company in any discussions or negotiations of the Merger Agreement.

(b)           Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)           Additional Shares.  Until any termination of this Agreement in accordance with its terms, Stockholder shall promptly notify Parent of the number of shares of Company Common Stock, if any, as to which Stockholder acquires record or beneficial ownership after the date hereof.  Any shares of Company Common Stock as to which Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for purposes of this Agreement.  Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares of Company Common Stock constituting Stockholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to Stockholder in connection therewith.

(d)           Definition of “Beneficial Ownership”.  For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(e)           Further Assurances.  From time to time, at the request of Parent and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)            Amendments; Waiver.  This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto.  Any party to this Agreement may (i) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (ii) waive compliance by the other party with any of the agreements contained herein.  Notwithstanding the foregoing, no failure or delay by Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(g)           Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i)            This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(ii)           All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 7(j) hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof.  Nothing in this Section 7(g) shall affect or eliminate any right to serve process in any other matter permitted by Law.

(iii)          EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(h)           Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity.

(i)            Entire Agreement; No Third Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including, without limitation, the Support Agreement. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(j)            Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by email (with a return receipt) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

L-1 Identity Solutions, Inc.
177 Broad St., 12th Floor
Stamford, CT 06901
Attention:	Mark Molina
Facsimile:	(203) 504-1104

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Marita Makinen
Facsimile: (212) 310-8007
Email: Marita.Makinen@weil.com

and

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention: Kyle Krpata
Facsimile: (650) 802-3100
Email: Kyle.Krpata@weil.com

If to Stockholder, to:

c/o Digimarc Corporation
9405 SW Gemini Drive
Beaverton, OR 97008
Facsimile: (503) 469-4771

With a copy (which shall not constitute notice) to:

Perkins Coie LLP
1120 N.W. Couch St.
Tenth Floor
Portland, OR 97209
Attention: Roy W. Tucker and John R. Thomas
Facsimile: (503) 727-2222
Email:	rtucker@perkinscoie.com
jrthomas@perkinscoie.com

(k)           Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(l)            Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 7(l) shall be null and void.

(m)          Descriptive Headings.  Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(n)           Drafting.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.

(o)           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

L-1 Identity Solutions, Inc.

By:
Name:
Title:

Dolomite Acquisition Co.

By:
Name:
Title:

Name

[Signature Page to Amended and Restated Support Agreement]

Exhibit A

Additional Stockholder Shares